                                           NOTICE OF GUARANTEED DELIVERY
                                                   for Tender of
                           First and Refunding Mortgage Bonds, 8% Series 2003A, Due 2007
                                       of Southern California Edison Company

     As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto or the electronic form used by The Depository Trust Company ("DTC")
for this purpose must be used to accept the Exchange Offer if certificates for First and Refunding Mortgage Bonds,
8% Series 2003A, Due 2007 (the "Original Bonds") of Southern California Edison Company, a California corporation
(the "Company"), are not immediately available to the registered holder of such Original Bonds, or if a participant in DTC is unable to complete the procedures for book-entry transfer on a timely basis of Original
Bonds to the account maintained by The Bank of New York (the "Exchange Agent") at DTC, prior to 5:00 p.m., New
York City time, on [____], 2003, unless extended (the "Expiration Date").  This Notice of Guaranteed Delivery (or
a facsimile hereof) or one substantially equivalent hereto may be delivered by mail (registered or certified mail is recommended), by facsimile transmission, by hand or overnight carrier to the Exchange Agent.  See "The Exchange
Offer--Procedures for Tendering Outstanding Bonds" in the Prospectus (as defined below).  Capitalized terms used herein and not defined herein have the meanings assigned to them in the Exchange Offer.

                                   The Exchange Agent for the Exchange Offer is:

                                                The Bank of New York

         By Mail or Overnight Courier:                                       By Hand:
             The Bank of New York                                      The Bank of New York
          Corporate Trust Operations                                Corporate Trust Operations
              Reorganization Unit                                      Reorganization Unit
          101 Barclay Street - 7 East                           101 Barclay Street - Lobby Window
              New York, NY 10286                                        New York, NY 10286
               Attn: Mr. Kin Lau                                        Attn: Mr. Kin Lau

                                   By Facsimile (for Eligible Institutions only):
                                                   (212) 298-1915

                                                   Confirmation:
                                                   (212) 815-3750

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via a facsimile number other than the number listed above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures.  If a signature on a Letter of
Transmittal is required to be guaranteed by an Eligible Institution (as defined therein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Southern California Edison Company, a California corporation (the
"Company"), the aggregate principal amount of Original Bonds indicated below pursuant to the guaranteed delivery procedures and upon the terms and subject to the conditions set forth in the Prospectus dated September [__], 2003
(as the same may be amended or supplemented from time to time, the "Prospectus") and in the related Letter of
Transmittal (which together with the Prospectus constitute the "Exchange Offer"), receipt of which is hereby acknowledged.

     The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, exchange, sell, assign, and transfer the tendered Original Bonds and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances when the tendered Original Bonds are acquired by the Company as contemplated herein, and the tendered Original
Bonds are not subject to any adverse claims or proxies.  The undersigned warrants and agrees that the undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the tendered Original Bonds, and that the undersigned will comply with its obligations under the Registration
Rights Agreement.  The undersigned has read and agrees to all of the terms of the Exchange Offer.

     BY TENDERING ORIGINAL BONDS AND EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, THE UNDERSIGNED HEREBY
REPRESENTS AND WARRANTS THAT (i) NEITHER THE UNDERSIGNED NOR ANY BENEFICIAL OWNER(S) IS AN "AFFILIATE" OF THE
COMPANY as defined in Rule 405 under of the Securities Act, (ii) ANY EXCHANGE BONDS TO BE RECEIVED BY THE
UNDERSIGNED AND ANY BENEFICIAL OWNER(S) ARE BEING ACQUIRED BY THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S) IN THE
ORDINARY COURSE OF BUSINESS OF THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S), (iii) THE UNDERSIGNED AND EACH
BENEFICIAL OWNER HAVE NO ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN A DISTRIBUTION (WITHIN THE
MEANING OF THE SECURITIES ACT) OF EXCHANGE BONDS TO BE RECEIVED IN THE EXCHANGE OFFER, (iv) THE UNDERSIGNED OR ANY
SUCH BENEFICIAL OWNER IS NOT ENGAGED IN, AND DOES NOT INTEND TO ENGAGE IN, A DISTRIBUTION (WITHIN THE MEANING OF
THE SECURITIES ACT) OF SUCH EXCHANGE BONDS AND (V) THE UNDERSIGNED IS NOT ACTING ON BEHALF OF ANY PERSON OR ENTITY
THAT COULD NOT TRUTHFULLY MAKE THESE STATEMENTS.  IF THE UNDERSIGNED IS A BROKER-DEALER, IT ACKNOWLEDGES THAT IT
WILL DELIVER A COPY OF THE PROSPECTUS IN CONNECTION WITH ANY RESALE OF THE EXCHANGE BONDS.

     All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of tendered Original Bonds will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties.  The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by the Company not to be in proper form or the acceptance of which, or exchange for, may, in the view of the Company or its counsel, be unlawful.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s):  _______________________________________________________________________________

_________________________________________________________________________________________________________________
                                                    Please Print

Address(es):  ___________________________________________________________________________________________________

              ___________________________________________________________________________________________________

Area Code and Tel. No(s):  ______________________________________________________________________________________

                                                              x__________________________________________________

                                                              x__________________________________________________
                                                                Signature(s) of Owner(s) or Authorized Signatory

     Must be signed by the registered holder(s) of the tendered Original Bonds as their name(s) appear(s) on certificates for such tendered Original Bonds, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

_________________________________________________________________________________________________________________
                                                   Aggregate Principal
             Certificate No(s)                     Amount Represented                     Aggregate Principal
             (if available)                          by Certificate                         Amount Tendered
_________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________

     If Original Bonds will be delivered by book-entry transfer to The Depository Trust Company, provide the following information:

Signature: ______________________________________________________________________________________________________

Account Number :_________________________________________________________________________________________________

Date:____________________________________________________________________________________________________________

                                THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                                     GUARANTEE
                                      (Not to be used for signature guarantee)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank;
(ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer
Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees delivery to the Exchange Agent, at one of its addresses set forth above, either certificates for the
Original Bonds tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such
Original Bonds to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof or an Agent's Message in lieu thereof) and any other documents required by the Letter of Transmittal, all within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must communicate the guarantee to the Exchange Agent and must deliver the
Letter of Transmittal and certificates for the Original Bonds tendered hereby to the Exchange Agent within the time period shown hereon and that failure to do so could result in a financial loss to the undersigned.

____________________________________________________                  _____________________________________________
                       Firm                                                    Authorized Signature

                                                             Name:    _____________________________________________
___________________________________________________                            (Please Type or Print)
                      Address

___________________________________________________          Title:    ____________________________________________
                      Zip Code

                                                             Dated:    ______________________________________, 2003

Area Code and Tel. No.:_____________________________________________________________________________________________

     DO NOT SEND CERTIFICATES FOR ORIGINAL BONDS WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF
ORIGINAL BONDS MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF
TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENT.